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                                                                    EXHIBIT 10.5

                        TERM LOAN AND SECURITY AGREEMENT

      LOAN AGREEMENT, dated as of _____________, between ____________, a ____________, (the "Borrower") and Sky Bank (the "Bank").

      The Borrower is the owner of certain Promissory Notes, (hereinafter collectively called the "Notes") and being further described and listed in the attached Exhibit "A".

      The Borrower has requested the Bank to make a loan evidenced by a Promissory Note in the principal amount of Five Million Four Hundred Eleven Thousand Eight Hundred Seven Dollars and Twenty-five Cents ($_________), (the "Note") together with an initial interest rate of ____%. The interest rate will be adjusted monthly on the first day of each month, based upon the following
Index: Federal Home Loan Bank of Cincinnati 30 day advance rate, plus ___ basis points.

      Pursuant to the terms of this Loan Agreement, the Bank is willing to make the Loan to the Borrower, upon the pledge of collateral security of, among other things, (i) an assignment of Borrower's interest in those certain Promissory Notes previously assigned to Bank by Borrower on _______, such Notes being identified on the attached Exhibit "A"; (ii) Hypothecation Agreements entered into between Bank and various parties as set forth on Exhibit "B" attached hereto, all such referred to herein individually or collectively as the "Collateral" and all documents executed in connection with the Loan shall be herein referred to collectively as the "Documents".

      NOW, THEREFORE, the parties hereby agree as follows:

      1. LOAN. Upon the terms and conditions set forth herein, the Bank agrees to make on or about March 29, 2005 the Loan to the Borrower, which shall be evidenced by and paid in accordance with the terms and provisions of the Note of the Borrower payable to Bank in the form of Exhibit B annexed hereto with the blanks appropriately completed. Nothing contained herein shall be deemed to alter or diminish the Borrower's absolute and unconditional obligation to make the payments to the Bank required under the terms of the Note.

      2. PLACE OF PAYMENTS. Payment of principal, interest and other sums due or to become due with respect to the Loan and all the Obligations (hereinafter defined) are to be made at the office of the Bank referred to herein, or such other place as the Bank shall designate to the Borrower in writing, in lawful money of the United States of America and in immediately available funds.

         It is further understood that all payments to be received by the Borrower on the Notes shall be mailed directly to the following addresses:

         Each account will then be deposited directly to Checking Account
No. ____________. The daily collected balance from this account will be applied as hereinafter set forth.

      3. APPLICATION OF NOTE PAYMENTS. So long as no Event of Default (hereinafter defined) or event which, with notice, lapse of time or the happening of any further condition, event or act would constitute an

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Event of Default ("Default"), shall have occurred and be continuing, each payment of an installment due under the Loan, received by the Bank shall be applied as follows:

      a.    Interest

      b.    Principal

      c.    Escrow

      d. All remaining funds from the collateral payments shall be placed into a cash deposit account and pooled with funds from additional accounts as identified in the attached Exhibit C

      e. Disbursement of funds, if available from such pooled account, up to $________ per month to Franklin Credit Management Corporation

      f. Remaining funds in the account to be applied as additional principal curtailments on a contributory basis per loan transaction for the funds remaining in said account

               Additionally, the Loan shall be reviewed on a quarterly basis and if, in the sole discretion of Sky, there has been a substantial reduction in the principal on said Loan, then said Loan shall be reamortized over the remainder of the twenty year amortization period to reduce the required monthly payment. If such reduction occurs, there shall be a loan modification prepared, executed by the parties, and attached to the applicable Documents.

      4. ATTORNEY-IN-FACT.

            (a) The Borrower hereby authorizes the Bank to do every act and thing in the name of the Borrower or the Bank which the Bank may deem advisable to enforce the terms of the Notes or Collateral, and the Borrower hereby irrevocably appoints the Bank its true and lawful attorney, with full, irrevocable power and authority in the name of the Borrower and with full power of substitution and revocation, to demand, enforce, collect, receive, give a receipt for and give releases for any monies due or to become due under or arising out of the Notes, or Collateral, or any policy of insurance or indemnity relating to the Notes, to endorse all checks and other instruments, and to do and take all such other actions relating to the Notes, or to file any claims or institute any proceedings for the foregoing, which the Bank deems necessary.

            The Borrower hereby ratifies all that said attorney shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and shall be irrevocable.

            (b) The powers conferred on the Bank hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. The Bank shall be accountable only for amounts that it actually receives as a result of the exercise of such powers and neither it nor any of its officers, directors, employees or agents shall be responsible to the Borrower for any act or failure to act, except for the Bank's gross negligence or willful misconduct.

      5. CONDITIONS OF THE LOAN. The obligation of the Bank to make the Loan is subject to the satisfaction of the following conditions either precedent to or concurrently with the date on which the Bank makes the Loan (the "Closing Date"):

            (a) There shall have occurred no material adverse change in the business or the financial condition of the Borrower since the date of the most recent audited financial statements furnished to Bank.

            (b) All acts, conditions and things (including, without limitation, the obtaining of any necessary regulatory approvals and the making of any required filings, recordings or registrations) required to be done or performed or to have happened prior to the execution, delivery and performance of this Loan Agreement, and the Note shall have been done and performed to the satisfaction of the Bank and its legal counsel.

            (c) The Bank shall have received certified copies satisfactory to it of all of the corporate documents and proceedings taken by the Borrower authorizing and approving the execution, delivery and performance of this Loan Agreement, the Loan and all other Documents.

            (d) The Bank shall have received an opinion of counsel to the Borrower, dated the Closing Date, satisfactory in form and substance to the Bank.

            (e) The Note shall have been duly executed and delivered to the Bank.

            (f) The Bank shall have received a copy of the assignment of the Purchase Agreement to Borrower.

            (g) There shall be executed and delivered to the Bank, an assignment under which the Borrower assigns to the Bank Borrower's interest in the Notes, the Purchase Agreement and Borrower's interest in any documents evidencing any interest the Borrower may have in the Notes, including the Collateral for the Notes.

            (h) The Bank shall have received the Notes endorsed to Bank.

            (i) The representations, warranties and agreements set forth in this Loan Agreement shall be true and correct as of the Closing Date and no Default or Event of Default shall exist on the Closing Date.

            (j) All legal matters incident to the transaction herein contemplated shall be satisfactory to designated counsel to the Bank.

            (k) All other documents reasonably required by the Bank, on/or, subsequent to the Closing Date, by the Bank shall have been received.

            (l) Borrower shall provide to Bank a Power of Attorney granting unto Bank the right to complete mortgage assignments or any other applicable assignments of the collateral which secures the Notes.

            (m) Hypothecation Agreements entered into between Bank and various parties as set forth on Exhibit "B" attached hereto.

      6. ASSIGNMENTS, ENCUMBRANCES AND TRANSFERS. The Borrower shall not, without the prior written consent of the Bank, assign, convey, transfer, sell, exchange, lease or otherwise dispose of any of its right, title or interest in, to or under this Loan Agreement, the Notes or any of the Collateral, or create, incur or suffer to exist any lien, charge, mortgage, security interest or encumbrance upon any of the Collateral (except the security interests and the assignments created or effected by this Loan Agreement).

         Provided, however, the parties hereto agree that although the Borrower shall be the record holder

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and owner of the Notes, it shall submit to the Bank the original of said Notes, and pursuant to the Power of Attorney granted herein by the Borrower in favor of Bank, the Bank may take steps as necessary to protect its interest.

      7. REPRESENTATIONS AND WARRANTIES. The Borrower represents and warrants that:

            (a) The Borrower (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of New York (ii) has the power and authority to purchase and hold or own the Notes and carry on its business as now being conducted, (iii) is qualified to do business in every jurisdiction where such qualification is necessary and (iv) has the power to execute, deliver and perform this Loan Agreement, and the Note and to borrow under this Loan Agreement, and to pledge the Collateral as hereunder described.

            (b) The execution, delivery and performance of this Loan Agreement, the Note and the borrowing under this Loan Agreement (i) have been duly authorized by all requisite action on the part of the Borrower, (ii) will not violate any provision of law, any order of any court or other agency of government or the charter or by-laws (or similar documents) of the Borrower or any indenture, agreement or other instrument to which the Borrower is a party, or by which it or any of its property is bound, or be in conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under, any such indenture, agreement or other instrument, and (iii) do not require the consent or approval of any federal, state, municipal or other governmental department, board, bureau, agency or instrumentality, domestic or foreign.

            (c) This Loan Agreement, the Note and the other Documents have each been duly executed by the Borrower and constitute the legal, valid and binding obligations of the Borrower enforceable in accordance with their terms.

            (d) As of the date hereof, the Borrower is not insolvent within the meaning of applicable State or Federal law.

            (e) No litigation, arbitration, investigation or administrative proceedings of or before any court, tribunal or governmental body is presently pending or threatened against the Borrower, or against its property which, if adversely determined, would have a material adverse effect on its business, assets or financial condition.

            (f) The Borrower has good, valid and marketable title to the Notes, free and clear of all liens, claims and encumbrances to the Notes except for the liens, claims and encumbrances of the Bank pursuant to this Loan Agreement, and no financing statements or mortgages securing repayment of the Notes other than those naming the Bank as secured party are on file in any public office.

            (g) The Borrower has the power and authority to and does hereby convey to the Bank a valid and continuing first security interest and lien in and upon the Notes, as evidenced by the assignment of the Notes and Collateral.

            (h) The Borrower is not an Investment Company under the Investment Company Act of 1940.

            (i) The Borrower's chief executive office is located at 6 Harrison Street, New York, New

York 10013.

            (j) All other documents reasonably requested by the Bank, on/or, subsequent to the Closing Date, shall be submitted to Bank.

            (k) The Borrower has not entered into any understanding or agreement (oral or in writing) relating to the Notes, the transactions contemplated thereby, or any of the transactions contemplated or permitted by this Loan Agreement, with any person or entity, other than the Bank.

            (l) Borrower warrants that the Loan is made pursuant and subject to the terms of that certain Agreement dated March 20, 1997, and Modification Agreements dated December 1, 1998 and April 1, 2000, September 15, 2001, December 14, 2001, and March 19, 2003, respectfully, between Franklin Credit Management Corporation and Bank (the "Agreement") and that the Loan once made shall be included as an Exhibit C loan (as identified on the Agreement) and be subject to the terms and conditions of said Agreement, a copy of said Agreement and Modification are attached hereto as Exhibits ______ and ______ and made a part hereof.

      8. BORROWER'S COVENANTS. The Borrower covenants and agrees as follows:

            (a) The Borrower will promptly give written notice to the Bank of
(i) the occurrence of any Default or Event of Default of which it has knowledge,
(ii) the occurrence of any loss respecting the Notes of which it has knowledge,
(iii) the commencement, threat of which the Borrower has knowledge of, any material litigation or other proceedings affecting the Borrower or the Collateral or that might materially interfere with the normal business operations of the Borrower.

            (b) The Borrower will (i) duly observe and conform to all valid requirements of governmental authorities necessary to the performance of its obligations under this Loan Agreement, including the payment of all sales, use, property or other tax, license, toll, inspection or other fee, and obtaining any bond, permit or certificate, (ii) maintain its corporate existence and obtain and keep in full force and effect all rights, franchises, licenses and permits which are necessary to the proper conduct of its business and (iii) obtain or cause to be obtained as promptly as possible any governmental, administrative or agency approval and make any filing or registration therewith which shall be required with respect to the performance of its obligations under this Loan Agreement and all of the Documents.

            (c) The Borrower will duly observe and perform all covenants and obligations to be performed by it under the Documents.

            (d) The Borrower will promptly, at any time and from time to time, at its sole expense, execute and deliver to the Bank such further instruments and documents, and take such further action, as the Bank may from time to time reasonably request in order to carry out the intent and purpose of this Loan Agreement and all of the Documents, and to establish and protect the rights, interests and remedies created, or intended to be created, in favor of the Bank hereby and thereby, including, without limitation, the execution, delivery, recordation and filing of financing statements continuation statements or mortgage assignments with respect to the Collateral. With respect to the Collateral, the Borrower hereby authorizes the Bank, in such jurisdictions, where such action is authorized or permitted by law, to effect any such recordation or filing without the signature of the Borrower thereto and the Bank's expenses with respect thereto shall be payable by the Borrower on demand and Bank shall provide copies of such filings to the Borrower. The Borrower will pay, or reimburse the Bank for, any and all fees, costs and expenses of whatever kind or nature incurred in connection with the creation, preservation and protection of the Bank's security interests in the Collateral, including, without limitation, all fees and taxes in connection with the recording or filing of instruments and documents in public offices, payment or discharge of any taxes or liens, charges or encumbrances of any nature upon or in respect of the Collateral, premiums for insurance with respect to the Collateral and all other fees, costs and expenses in connection with protecting, maintaining or preserving the Collateral and the Bank's interests therein, whether through judicial proceedings or otherwise, or in defending or prosecuting any actions, suits or proceedings arising out of or relating to the Collateral; and all such amounts that are paid by the Bank shall, until reimbursed by the Borrower, constitute further obligation of the Borrower secured by the Collateral.

            (e) The Borrower will not create, assume or suffer to exist any lien, claim, charge or encumbrance of any kind upon any of the Collateral, of or by any individual (or association of individuals), entity or governmental instrumentality, claimed or asserted against, through or under the Borrower.

            (f) The Borrower will not change its chief executive office or remove its books and records concerning the Collateral from the address herein, unless it shall have given at least 30 days' prior written notice of such change or removal to the Bank, specifying the new address or addresses.

            (g) Without limiting the generality of any other provision hereof, the Borrower shall indemnify, protect, save and keep harmless the Bank from and against any reduction in the amount payable out of the Collateral to the Bank, or any other loss, cost or expense (including legal fees) incurred by the Bank, as the result of the Borrower's breach of clause (e) of this paragraph.

      9. INDEMNITY.

            (a) The Borrower hereby agrees to indemnify and hold the Bank harmless from and against all costs, claims and expenses, including reasonable attorney's fees incurred in connection with the performance of the Bank's duties or in enforcing its rights hereunder or under any of the Documents. The Bank may rely upon and shall be protected in acting or refraining from acting upon any written notice, instruction or request furnished to it hereunder and believed by it to be genuine and to have been signed by the proper party or parties.

            (b) With respect to any payments received by the Bank on behalf of the Borrower, the Borrower hereby acknowledges that the Bank is acting solely as a collection agent at the Borrower's request and for its convenience; that the Bank shall not be deemed to be the agent of any other party and that the Bank shall not be liable to any other party hereto or to any third party for any act of omission on its part unless arising from bad faith or willful misconduct.

            (c) The Borrower agrees to pay when due, and to indemnify and hold the Bank harmless from, all license, filing and registration fees and assessments, and all sales, use, property, excise and other taxes and charges (other than those measured by the Bank's net income) now or hereafter imposed by any governmental body or agency upon or with respect to this Loan Agreement, the Loan, or the creation and continued perfection of the security interests created hereby, and any of the Collateral.

            (d) The indemnities set forth in this paragraph shall survive the expiration or earlier termination of this Loan Agreement with respect to acts or events occurring or alleged to have occurred prior to such expiration or earlier termination.

      10. DEFAULT. If any one or more of the following events (herein called "Events of Default") shall occur:

            (a) default in the payment of any installment of principal or interest when due under the Note; or

            (b) default by the Borrower in the observance or performance of any other agreement hereunder or under any agreement or document given to evidence or secure the Loan and such default shall continue for a period of 30 days. The Bank agrees to give Borrower notice of such default within a reasonable time, but in no event shall failure by the Bank to give such notice constitute a waiver of the Bank's right or a release of Borrower's obligations hereunder or under such agreement or document; or (c) if any warranty or representation or statement of any material fact made by the Borrower in connection with the Loan, whether contained in any related document, this Loan Agreement or any certificate or other related document delivered to the Bank in connection herewith proves to be untrue in any material respect; or

            (d) the Borrower shall file a petition, answer or consent for relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other applicable federal or state bankruptcy law or other similar law, or consent to the institution of proceedings thereunder or to the filing of any such petition or to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, fiscal agent, sequestrator (or other similar official) of the Borrower or of any substantial part of its property, or if the Borrower fails generally to pay any of its debts as they become due, or if corporate action shall be taken for the purpose of effecting any of the foregoing; or

            (e) an order or decree shall be entered by any court of competent jurisdiction approving a petition for relief in respect of the Borrower or of all or a substantial part of its assets, providing for the appointing of a receiver, liquidator, assignee, trustee, custodian , fiscal agent or sequestrator (or similar official) of the Borrower or of a substantial part of its property or ordering the winding-up, dissolution or liquidation of its affairs, and such order or decree shall continue unstayed and in effect for a period of 60 days; or

            (f) Franklin Credit Management Corporation shall materially breach the Agreement; THEN, if such Event of Default has occurred, the Note (with interest accrued thereon), and all other amounts then owing by the Borrower hereunder and pursuant to other loans and advances made by the Bank to the Borrower collateralized by the Notes shall become and be immediately due and payable, all without presentment, demand, protest or notice of any kind; and, in the case of any other Event of Default, the Bank may declare the Note (with interest accrued thereon), and all other amounts then owing by the Borrower collateralized by an assignment of the Notes, to be due and payable, whereupon the same shall become and be immediately due and payable, all without presentment, demand, protest or notice of any kind; and, in addition to all other rights and remedies granted to the Bank in this Loan Agreement and in any other instrument or agreement securing, evidencing or relating to the Note or Notes, the Bank may pursue all of the rights and remedies with respect to the Collateral of a secured party under the Uniform Commercial Code or other applicable law and or all right provided herein, or in any other applicable security or loan agreement, all of which rights and remedies, to the full extent permitted by the law, shall be cumulative. Without limiting the generality of the foregoing, the Borrower agrees that in any such event, the Bank, without demand of performance or other demand, advertisement or notice of any kind (except the notice specified below of time and place of public or private sale) to or upon the Borrower or any person (all and each of which demands, advertisements and/or notices are hereby expressly waived), may forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give options or options to purchase or otherwise dispose of and deliver the Collateral (or contract to do so), or any part thereof, in one or more parcels at public or private sale or sales, at any exchange or broker's board or at any of the Bank's offices or elsewhere at Bank, such prices as it may deem best, for cash, credit or for future delivery without assumption of any credit risk. The Bank shall have the right upon any such public sale or sales, to the extent permitted by law, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in the Borrower, which right or equity is hereby expressly released. The Borrower further agrees, at the Bank's request, to assemble the Collateral, make it available to the Bank at places which the Bank shall reasonably select, whether at the Borrower's premises or elsewhere. The Bank shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale (after deducting all reasonable costs and expenses of every kind incurred therein or incidental to the care, safekeeping or otherwise of any or all of the Collateral or in any way relating to the rights of the Bank hereunder, including reasonable attorney's fees and legal expenses) to the payment in whole or in part of the Loan in such order as the Bank may elect and only after so applying such net proceeds and after the payment of the Bank of any other amount required by any provision of law need the Bank account for the surplus, if any, to the Borrower. To the extent permitted by applicable law, the Borrower waives all claims, damages, and demands against the Bank arising out of the repossession, retention or sale of the Collateral provided and to the extent that such claims, damages and demands do not result from the gross negligence or willful misconduct of the Bank or its agents. The Borrower agrees that the Bank need not give more than 30 days' notice (which notification shall be deemed given when mailed by an overnight delivery service, postage prepaid, addressed to the Borrower at its address set forth herein) of the time and place of any public sale or of the time after which a private sale may take place and that such notice is reasonable notification of such matters.

      11. NOTICES: All notices and other communications hereunder shall be in writing and shall be deemed given when delivered in person or by a nationally recognized overnight courier service, or three (3) days after being deposited in the United States Mail, first class, registered or certified, return receipt requested, with postage prepaid and addressed to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

      The Borrower:
            6 Harrison Street
            New York, New York 10013

      The Bank:
            110 East Main Street
            Salineville, OH 43945

      With a copy to:
            Rick L. Hull
            Sky Bank

            66 East Main Street
            Salineville, OH 43945

      12. RECEIPT OF FUNDS BY BORROWER. Should the Borrower, notwithstanding the grant to the Bank of a first priority security interest in and to the Collateral at any time while any of the Loan remain unsatisfied, receive any amount representing funds due, or proceeds of, any of the Collateral, such sums shall be held by the Borrower in trust for the Bank, shall be segregated from other funds of the Borrower, and shall be immediately paid by the Borrower to the Bank in the form so received, together with any necessary endorsement thereon.

      13. LIEN; SETOFF BY BANK. The Borrower hereby grants to the Bank a continuing lien for any and all present and future indebtedness and obligations of the Borrower to the Bank upon any and all monies, securities and other property of the Borrower, and the proceeds thereof, now or hereafter held or received by, or in transit to, the Bank from or for the Borrower, whether for safekeeping, custody, pledge, transmission, collection or otherwise, and also upon any and all deposits (general or special) and credits of the Borrower with, and any and all claims of the Borrower against, the Bank, at any time existing. Upon the occurrence of an Event of Default, the Bank is hereby authorized at any time and from time to time, without notice to the Borrower, to setoff, appropriate and apply any or all items hereinabove referred to which are property of the Borrower against the Borrower's outstanding obligation plus interest accrued thereon.

      14. PAYMENT OF EXPENSES AND TAXES; PERFORMANCE BY BANK OF BORROWER'S OBLIGATIONS.

            (a) The Borrower agrees, whether or not the transactions contemplated by this Loan Agreement, shall be consummated, to pay (i) a merchant banking fee in the sum of $________ which fee is hereby incorporated into the principal amount of the Loan, (ii) all costs and expenses of the Bank in connection with the negotiation, preparation, execution and delivery of this Loan Agreement, and the other documents relating hereto, including, without limitation, the reasonable fees and disbursements of counsel to the Bank (not to exceed $2,000.00), (iii) all fees and taxes in connection with the filing or recording of this Loan Agreement or any other document or instrument required hereby (including, without limitation, the filing of financing statements and (iv) all costs and expenses of the Bank in connection with the enforcement of this Loan Agreement and the Loan, including all legal fees and disbursements arising in connection therewith. The Borrower also agrees to pay, and to indemnify and save the Bank harmless from any delay in paying all taxes, including without limitation, sales, use, stamp and personal property taxes (other than any corporate income, capital, franchise or similar taxes payable by the Bank with respect to the payments made to the Bank hereunder or thereunder) and all license, filing, and registration fees and assessments and other charges, if any, which may be payable or determined to be payable in connection with the execution, delivery and performance of this Loan Agreement or the Note or any modification thereof.

            (b) If the Borrower fails to perform or comply with any of its agreements contained herein and the Bank shall itself perform or comply, or otherwise cause performance or compliance with such agreement, the expenses of the Bank incurred in connection with such performance or compliance, together with interest thereon at the rate provided for in the Note, shall be payable by the Borrower to the Bank on demand and until such payment, shall constitute an obligation secured by the Collateral.

      15. LITIGATION. Borrower agrees that, upon written notice from the Bank, the Borrower will permit the Bank to bring any claims or suits against any party to this or any of the Documents, in the Borrower's name, and with respect thereto, the Bank agrees to hold harmless from and indemnify the Borrower for any liabilities arising from or under such claims or suits which arise from the Bank's gross negligence or willful misconduct. The Bank shall keep the Borrower reasonably informed as to the progress and status of such claims or suits.

      16. SUBMISSION TO JURISDICTION. The parties agree to irrevocably submit to the jurisdiction of the federal and state courts of the State of Ohio, and hereby waive any objections which they might have now or hereafter to the laying of venue for any suit, action or proceeding based upon or arising out of this Loan Agreement, the Notes or the Documents in any such court.

      17. NO WAIVER, CUMULATIVE REMEDIES. No failure to exercise, and no delay in exercising on the part of the Bank, any right, power or privilege hereunder or under the Note or under any of the other Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any other right, power or privilege hereunder or thereunder preclude any other or further exercise hereof or thereof or the exercise of any right, power or privilege. The rights and remedies of the Bank hereunder and under the Note or the Documents are cumulative and not exclusive of any rights or remedies provided by law, and all such rights and remedies may be exercised singly or concurrently.

      18. SURVIVAL OF AGREEMENT, ETC. All agreements, representations and warranties made herein, in the Note, the Documents and in any certificate, financial or other statement furnished at any time under or in connection with Loan Agreement, shall survive the delivery of the Note and the making of the Loan hereunder.

      19. MODIFICATIONS, ETC. Neither this Loan Agreement, the Note nor any provision of the Documents may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by both parties.

      20. CONSTRUCTION. This Loan Agreement, the Note, and Documents and the rights and obligations of the parties hereunder and thereunder, shall be construed and interpreted in accordance with the laws of the State of Ohio, without giving effect to principles of conflict of laws.

      21. SUCCESSORS. This Loan Agreement, the Note and Documents shall be binding upon and inure to the benefit of the Borrower and the Bank and their respective successors and assigns.

      22. ENTIRE AGREEMENT. This Loan Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof, and all prior discussions, understandings, arrangements and agreements relating thereto are merged herein.

      23. PARTIAL INVALIDITY. If any provision of this Loan Agreement is held to be invalid or unenforceable, such invalidity or unenforceability shall not invalidate this Loan Agreement as a whole, but this Loan Agreement shall be construed as though it did not contain the particular provision or provisions held to be invalid or unenforceable and the rights and obligations of the parties shall be construed and enforced only to the extent as shall be permitted by law.

      IN WITNESS WHEREOF, the parties have caused this Loan Agreement to be duly executed and delivered as of the day and year first above written.

                                        Borrower:

                                              __________________________________
                                        By:

                                        Bank: Sky Bank

                                              __________________________________
                                        By:

                                 PROMISSORY NOTE

$__________                                                   New York, New York
                                                                 _________, 200_

      FOR VALUE RECEIVED, _____________ (the "Borrower"), hereby unconditionally promises to pay to the order of Sky Bank (the "Bank"), at P.O. Box 159, Salineville, Ohio 43945, the sum ________________________ ($________), together with an initial interest rate of ____%. The interest rate will be adjusted monthly on the first day of each month, based upon the following Index: Federal Home Loan Bank of Cincinnati 30 day advance rate, plus ___ basis points.

      This Note shall be for a term of Thirty Six (36) months, amortized over a term of Two Hundred Forty (240) months. Beginning _________, there shall be monthly principal payments of ______________ Dollars and Twenty Cents ($_______), plus interest as billed monthly until maturity.

      The interest rate charged herein shall be adjusted monthly as changes in the above-referenced index occur. The Federal Home Loan Bank of Cincinnati 30 day advance rate shall mean the higher rate of interest as published daily by Bloomberg under the symbol FHL5LBR1.

      Amounts payable on this Note are payable in lawful money of the United States of America in immediately available funds at the offices of the Bank and in good and available funds, or at such other address as the holder of the Note may designate in writing.

      If this Note or any installment hereof becomes due and payable on a Saturday, Sunday or public holiday under the laws of the State of Ohio, the due date thereof shall be extended to the next succeeding full business day.

      This Note is the Note referred to in the Term Loan and Security Agreement (the "Loan Agreement"), dated the date hereof, between the Borrower and the Bank, and is entitled to the benefits thereof and is subject to mandatory payment in whole or in part as provided therein and is further subject to the terms of that certain Agreement executed by Franklin Credit Management Corporation and Bank on March 20, 1997, and Modification Agreements dated December 1, 1998, April 1, 2000, September 15, 2001, December 14, 2001, and March 19, 2003, respectfully, copies of which are attached hereto and made a part hereof.

      This Note is secured by certain collateral as more fully described and provided in the Loan Agreement.

      Upon the occurrence of any one or more of the Events of Default specified in the Loan Agreement, all amounts then remaining unpaid on this Note may be declared to be immediately due and payable as provided in the Loan Agreement.

Promissory Note
Page 2
__________

      Prepayment of this Loan is subject to the terms as more fully outlined in the Agreement referred to above.

      This Note shall be construed in accordance with and governed by the laws of the State of Ohio without giving effect to the principles thereof relating to the conflict of laws. For any dispute arising under this Note or in connection herewith, the Borrower hereby irrevocably submits to, consents to, and waives any objection to, the jurisdiction of the courts of the State of Ohio or the United States Courts for the Northern District of Ohio. Trial by jury is waived by the Borrower for collection hereof.

      It is the intention of the parties hereto to comply strictly with the usury laws of the State of Ohio and applicable Federal law; therefore, it is agreed that notwithstanding any provision to the contrary in this Note, no such provision shall require the payment or permit the collection of interest in excess of the maximum amount permitted by law.

                                        Borrower

                                        _____________________________________

                                             By:

                                   ASSIGNMENT

      The undersigned, Franklin Credit Management Corporation, a New York Corporation, ("Franklin") for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, hereby irrevocably, absolutely, and unconditionally, sells, assigns, transfers and sets over unto ___________ ("Tribeca") all the right, title and interest of Franklin in, to and under the following:

      (1) All rights of Franklin created under that certain Loan Sale Agreement entered into by and between Franklin Credit Management Corporation and _________, dated ________________.

      (2) All Promissory Notes purchased by Franklin pursuant to the above referenced Loan Sale Agreement.

      (3) All Collateral securing repayment of the Promissory Notes referred to in item 1 herein.

      Franklin further represents to Tribeca as follows:

      a. All Collateral Documents and all signatures thereon are, to the best of their knowledge, genuine. The Collateral Documents have not been altered or modified by them or by any other person or entity.

      b. It has no actual notice or knowledge of the existence of any (i) pending claims (including fraud claims), litigation, offsets or other charges with respect to the Collateral Documents or (ii) default under the Collateral Documents or any condition which, with notice and/or passage of time, would constitute an event of default under the Collateral Documents.

      This Assignment shall apply to and bind Franklin and its successors and assigns.

      IN WITNESS WHEREOF, Franklin has executed this Assignment this ___ day of ____, 200_.

                                        Franklin Credit Management Corporation
                                        A New York Corporation

                                        _____________________________

                                   By:

                                   ASSIGNMENT

      The undersigned, _______________, a ___________, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, hereby irrevocably, absolutely, and unconditionally, sells, assigns, transfers and sets over unto Sky Bank ("Sky") all the right, title and interest of _______________ ("Tribeca") in, to and under the following:

      (1) All rights of Tribeca created under that assignment from Franklin Credit Management Corporation of its interest under that certain Loan Sale Agreement entered into by and between Franklin Credit Management Corporation and ________________, dated _______________.

      (2) All Collateral for the repayment of the Promissory Notes referred to in item 1 herein.

      Tribeca further represents to Sky as follows:

      a. All Collateral Documents and all signatures thereon are, to the best of their knowledge, genuine. The Collateral Documents have not been altered or modified by them or by any other person or entity.

      b. It has no actual notice or knowledge of the existence of any (i) pending claims (including fraud claims), litigation, offsets or other charges with respect to the Collateral Documents or (ii) default under the Collateral Documents or any condition which, with notice and/or passage of time, would constitute an event of default under the Collateral Documents.

      This Assignment shall apply to and bind Tribeca and its successors and assigns.

      IN WITNESS WHEREOF, Tribeca has executed this Assignment this __th day of ______, 200_.

                                        Borrower

                                        ___________________________________

                                    By:

                                POWER OF ATTORNEY

      _______________, a corporation organized existing under the laws of the State of New York, with its principal office at 6 Harrison Street, City of New York, County of New York and State of New York, appoints Sky Bank ("Sky"), 10 East Main Street, Village of Salineville, County of Columbiana and State of Ohio as its attorney-in-fact in and for the State of Ohio for the following purposes:

      To accept possession of all deeds, leases, mortgages and assignments of mortgages and deeds of trust and conveyance hereunder; and execute any and all instruments in writing whatever kind and nature, if they be necessary, and be necessary and deemed proper by Sky to effectively assure its appropriate collateral lien position in the mortgages presently owned by Tribeca which were pledged by the corporation to Sky as collateral.

      The authority of this attorney-in-fact, to exercise any powers granted, will commence on the date of execution hereof and will remain in effect until the indebtedness owed by the corporation to Sky is satisfied in full.

      Authority to grant this Power of Attorney was conferred by resolution of the Board of Directors of Tribeca dated _________________________. A copy of said resolution is attached hereto. Tribeca through its Board of Directors ratifies and confirms everything that the attorney-in-fact may lawfully do by virtue of this instrument.

      Dated this __th day of ____, 200_.

                                        Borrower

                                        ___________________________________

                                        By:

THE STATE OF NEW YORK
                         SS:
NEW YORK  COUNTY

      Before me a Notary Public in and for said County and State, personally appeared _____________, _______________, of _______________, the corporation which executed the foregoing instrument, who acknowledged that he did sign said instrument on behalf of said corporation and by authority of its Board of Directors; and is the free corporate deed of the corporation.

      In Testimony Whereof, I have hereunto set my hand and fixed my official seal on this ___ day of ______, 200_.

                               ___________________________________
                                                                   NOTARY PUBLIC

                                   EXHIBIT "B"